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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 18, 2005

                             China BAK Battery, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                     000-49712                   86-0442833
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)

  BAK Indistrial Park, No. 1 BAK Street                             518119
    Kuichong Town, Longgang District                              (Zip Code)
   Shenzhen, Peoples Republic of China
(Address of Principal Executive Offices)

     Registrant's telephone number, including area code: (86-75) 8977-0093

                                 Not applicable.
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02.  Termination of Material Definitive Agreement

     On August 18, 2005, China BAK Battery, Inc.'s subsidiary Shenzhen BAK Battery Co., Ltd. ("BAK Battery") repaid its outstanding obligations under its Loan Agreement dated May 18, 2005 with Shenzhen Development Bank (the "Loan Agreement") and terminated the agreement. BAK Battery paid Shenzhen Development Bank an aggregate of approximately USD$5.77 million to extinguish the Loan Agreement. The repayment was made out of the cash deposit of approximately
US$6.04 million that BAK Battery had pledged to Shenzhen Development Bank pursuant to a Guaranty Contract dated May 15, 2005 (the "Guaranty") as security for the Loan Agreement. The Guaranty was also terminated. BAK Battery did not incur any penalties in terminating the Loan Agreement or the Guaranty.





















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      CHINA BAK BATTERY, INC.


         Date:  August 23, 2005                       By:  /s/ Yongbin Han
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                                                         Yongbin Han
                                                         Chief Financial Officer